Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined and consolidated financial statements have been prepared to provide pro forma information with regard to the acquisitions of Cardinal Plaza, Franklinton Square and Nashville Commons (“the Properties”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, obtained the right to acquire through a Purchase and Sale Agreement on May 26, 2015. The Operating Partnership expected to complete the acquisitions prior to August 30, 2015.

The unaudited pro forma condensed combined and consolidated balance sheet as of March 31, 2015 gives effect to the acquisition of the Properties as if it had occurred on March 31, 2015. The Wheeler REIT column as of March 31, 2015 represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on May 15, 2015 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed combined and consolidated statements of operations for the Company and the Properties for the three months ended March 31, 2015 and the year ended December 31, 2014 give effect to the Company's acquisition of the Properties as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the three months ended March 31, 2015 represents the results of operations presented in the Company's Form 10-Q. The Wheeler REIT column for the year ended December 31, 2014 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on March 25, 2015. The Properties column includes the full year’s operating activity for the Properties for the year ended December 31, 2014 and three months' operating activity for the three months ended March 31, 2015, as the Properties were acquired subsequent to March 31, 2015 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed combined and consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and of the acquired Properties. Since the acquisition transaction is expected to close during the third quarter of 2015, the Properties will be included in the consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2015, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management's opinion, all adjustments necessary to reflect the effects of the Properties' acquisition have been made. These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on March 25, 2015 as part of its Form 10-K for the year ended December 31, 2014 and on May 15, 2015 as part of its Form 10-Q for the three months ended March 31, 2015.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Combined and Consolidated Balance Sheet
As of March 31, 2015
(unaudited)

	Wheeler	Pro Forma	Pro Forma
	REIT	Adjustments	Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$163,265,867	$12,058,582	$175,324,449
Cash and cash equivalents	80,958,326	(6,605,000)	74,353,326
Tenant and other receivables	2,114,898	—	2,114,898
Goodwill	7,004,072	—	7,004,072
Deferred costs, reserves, intangibles and other assets	34,661,026	3,893,210	38,554,236

Total Assets	$288,004,189	$9,346,792	$297,350,981

LIABILITIES:
Mortgages and other indebtedness	$147,634,250	$8,770,000	$156,404,250
Below market lease intangibles	—	576,792	576,792
Accounts payable, accrued expenses and other liabilities	7,211,725	—	7,211,725

Total Liabilities	154,845,975	9,346,792	164,192,767

Commitments and contingencies	—	—	—

Series C convertible preferred stock	87,510,354	—	87,510,354

EQUITY:
Series A preferred stock	1,458,050	—	1,458,050
Series B convertible preferred stock	36,608,768	—	36,608,768
Common stock	78,411	—	78,411
Additional paid-in capital	32,197,918	—	32,197,918
Accumulated deficit	(34,607,083)	—	(34,607,083)
Noncontrolling interest	9,911,796	—	9,911,796

Total Equity	45,647,860	—	45,647,860

Total Liabilities and Equity	$288,004,189	$9,346,792	$297,350,981

See accompanying notes to unaudited pro forma condensed combined and consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Combined and Consolidated Statement of Operations
For the Three Months Ended March 31, 2015
(unaudited)

	Wheeler REIT	Properties	Pro Forma Adjustments		Pro Forma Consolidated

	(A)	(B)	(C)
REVENUES:
Rental income	$4,380,605	$368,999	$39,171	(1)	$4,788,775
Asset management fees	212,298	—	—		212,298
Commissions	108,893	—	—		108,893
Tenant reimbursements and other income	1,050,345	66,989	—		1,117,334

Total Revenues	5,752,141	435,988	39,171		6,227,300

OPERATING EXPENSES AND CERTAIN
OPERATING EXPENSES OF THE ACQUIRED:
Property operating	1,632,179	107,165	—		1,739,344
Non-REIT management and leasing services	369,775	—	—		369,775
Depreciation and amortization	3,236,484	—	362,637	(2)	3,599,121
Provision for credit losses	47,198	—	—		47,198
Corporate general & administrative	2,311,230	27,036	—		2,338,266

Total Operating Expenses and Certain Operating
Expenses of the Acquired	7,596,866	134,201	362,637		8,093,704

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(1,844,725)	301,787	(323,466)		(1,866,404)

Interest expense	(2,378,464)	—	(95,374)	(3)	(2,473,838)

Net Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	$(4,223,189)	$301,787	$(418,840)		$(4,340,242)

See accompanying notes to unaudited pro forma condensed combined and consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Combined and Consolidated Statement of Operations
For the Year Ended December 31, 2014
(unaudited)

	Wheeler REIT	Properties	Pro Forma Adjustments		Pro Forma Consolidated

	(D)	(E)	(C)
REVENUES:
Rental revenues	$13,598,681	$1,503,771	$180,308	(1)	$15,282,760
Asset management fees	296,290	—	—		296,290
Commissions	158,876	—	—		158,876
Tenant reimbursements and other income	3,105,405	271,744	—		3,377,149

Total Revenues	17,159,252	1,775,515	180,308		19,115,075

OPERATING EXPENSES AND CERTAIN OPERATING
EXPENSES OF THE ACQUIRED:
Property operating	4,314,599	461,127	—		4,775,726
Depreciation and amortization	8,220,490	—	1,729,964	(2)	9,950,454
Provision for credit losses	60,841	—	—		60,841
Corporate general & administrative and other	9,495,711	62,522	—		9,558,233

Total Operating Expenses and Certain Operating
Expenses of the Acquired	22,091,641	523,649	1,729,964		24,345,254

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(4,932,389)	1,251,866	(1,549,656)		(5,230,179)

Interest expense	(6,813,426)	—	(381,495)	(3)	(7,194,921)

Net Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	$(11,745,815)	$1,251,866	$(1,931,151)		$(12,425,100)

See accompanying notes to unaudited pro forma condensed combined and consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined and Consolidated Financial Statements
(unaudited)

Pro Forma Balance Sheet

A.	Reflects the unaudited consolidated balance sheet of the Company as of March 31, 2015 included in the Company’s Form 10-Q as of March 31, 2015.

B.
Represents the estimated pro forma effect of the Company’s $15.4 million acquisition of the Properties, assuming it occurred on March 31, 2015. The Company has initially allocated the purchase price of the acquired Properties to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Properties. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the unaudited consolidated statement of operations of the Company for the three months ended March 31, 2015.

B.	Amounts reflect the unaudited historical operations of the Properties for the three months ended March 31, 2015, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)
Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents expected interest expense on debt used to finance the acquisition, which is expected to accrue interest at a rate of 4.35% per annum and mature in August 2025.

D. Reflects the consolidated statement of operations of the Company for the year ended December 31, 2014.

E. Amounts reflect the historical operations of the Properties for the year ended December 31, 2014, unless otherwise noted.